UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 14, 2020

THE COMMUNITY FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	001-36094	52-1652138
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3035 Leonardtown Road, Waldorf, Maryland 20601
(Address of Principal Executive Offices) (Zip Code)

301-645-5601
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TCFC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 8.01. Other Events.

On January 14, 2020, The Community Financial Corporation (the “Company”) issued a press release announcing that it will redeem all of its outstanding 6.25% Fixed to Floating Rate Subordinated Notes due February 15, 2025 (CUSIP No. 20368XAA9) (the “Subordinated Notes”) on February 15, 2020. The Subordinated Notes were originally issued in the principal amount of $23,000,000. The Subordinated Notes shall be redeemed at a price equal to 100% of the principal amount plus any accrued and unpaid interest up to but excluding the redemption date of February 15, 2020. The redemption price is set at $23,718,750.

A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)-(c) Not applicable

(d) Exhibits

Number	Description

99.1	Press Release dated January 14, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COMMUNITY FINANCIAL CORPORATION

Date: January 14, 2020	By:	/s/ William J. Pasenelli
William J. Pasenelli
President and Chief Executive Officer